Exhibit 10.18

LOAN AGREEMENT

THIS LOAN AGREEMENT is made this 26th day of May, 2011, and effective as of May 26, 2011 (the “Effective Date”), BY AND BETWEEN THE PENNSYLVANIA INDUSTRIAL DEVELOPMENT AUTHORITY (“PIDA”), a public body corporate and politic, organized and existing under and by virtue of the laws of the Commonwealth of Pennsylvania, having its principal place of business at Commonwealth Keystone Building, 400 North Street, Fourth Floor, Harrisburg, Pennsylvania  17120; PIDC FINANCING CORPORATION, a Pennsylvania nonprofit corporation with an address at 2600 Centre Square, 1500 Market Street, Philadelphia, Pennsylvania  19102-2126 (the “IDC”); and LANNETT COMPANY, INC., a corporation with its principal place of business at 9000 State Road, Philadelphia, Pennsylvania  19136 (the “Industrial Occupant”).

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained, and intending to be legally bound hereby, covenant and agree as follows:

ARTICLE I

Definitions and Background

Section 1.01.               When used herein the following words and phrases shall have the following meanings:

“Act” means the Pennsylvania Industrial Development Authority Act, as amended, 73 P.S. § 301 et seq.

“Affiliate” shall mean any individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof (collectively, a “Person”) which directly or indirectly controls, or is controlled by, or is under common control, with, the Industrial Occupant, including, without limitation, any record or beneficial holder of more than 25% of any class of the Industrial Occupant’s equity securities and any executive officer or person employed or engaged in a senior management capacity of Industrial Occupant.

“Application” means the application for the Loan submitted by the IDC and the Industrial Occupant to PIDA, including all attachments and exhibits thereto.

“Assignment” means the Assignment of Installment Sale Agreement effective as of the Effective Date, under which the IDC has assigned to PIDA its rights under the Premises Agreement as security for repayment of the Loan.

“Bank” means Wells Fargo Bank, N.A.

“Bank Mortgage” means the mortgage on the Premises held by the Bank.

“CERCLA” means The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Commitment” means PIDA’s letter of April 8, 2010, as amended, setting forth its agreement to make the Loan, and the conditions under which the Loan would be made.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Cost” or “Costs” means those costs of the Project that are embraced by the definition of “cost of establishing an industrial development project” set forth in the Act.

“Cost Affidavit” means PIDA’s form Affidavit as to Costs of Project Incurred, as completed by the IDC and the Industrial Occupant, with supporting invoices, and submitted to PIDA prior to disbursement of the Loan.

“Due Inquiry” shall mean that the Industrial Occupant, consistent with good commercial or customary practice, have caused to be made by a responsible officer or agent of the Industrial Occupant respectively appropriate inquiry among those directors, officers, employees, agents, accountants and attorneys for the Industrial Occupant who might reasonably be expected to have knowledge of the particular matter and, when such matter includes the condition of the Premises or other facility, has further undertaken appropriate inquiries into the present and past ownership and uses thereof.

“Environmental Laws” shall mean The Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, The Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, The Clean Water Act, The Toxic Substances Control Act,

The Clean Air Act, the Pennsylvania Hazardous Sites Cleanup Act, the Pennsylvania Solid Waste Management Act, the Pennsylvania Storage Tank and Spill Prevention Act, the Pennsylvania Worker and Community Right to Know Act, the Pennsylvania Clean Streams Law, as amended, or any rule or regulation promulgated pursuant to any of the foregoing statutes, or any other applicable law, statute, rule, regulation or ordinance regulating the manufacture, use, possession, discharge or disposal of substances injurious to the natural environment or to human health, whether federal, state or local.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means those occurrences listed in Section 10.01 herein.

“Hazardous Materials” shall include, without limitation, asbestos (including asbestos in friable form), polychlorinated biphenyls, petroleum products, flammable or explosive materials, radioactive materials, hazardous materials, hazardous waste, hazardous or toxic substances or related materials, each as defined under or pursuant to any Environmental Law.

“Illegal Alien” means a non-citizen of the United States who is violating Federal immigration laws and is providing compensated labor within this Commonwealth.

“Improvements” means the building and infrastructure improvements on the Premises, whether now existing or hereafter constructed.

“Indemnified Parties” or “Indemnified Party” means one or more of PIDA and the IDC and their respective employees, agents, officers and directors, including, without limitation, any engineer or environmental consultant retained by the IDC or PIDA.

“Industrial Occupant” means Lannett Company, Inc.

“Loan” means a loan in the maximum principal amount of $2,000,000 to be used exclusively by the IDC and the Industrial Occupant to defray a portion of the Cost not to exceed the Participation Percentage.

“Loan Documents” means this Loan Agreement, the Note, the Mortgage, the Premises Agreement, the Assignment, the opinions of counsel hereinafter referred to, and all other agreements, instruments and documents to be delivered hereunder.

“Mortgage” means the Mortgage effective as of the Effective Date given by the IDC to PIDA which constitutes not less than a second lien upon the Premises, subordinate only to a the Bank Mortgage.

“Note” means the $2,000,000 promissory note given by the IDC and the Industrial Occupant to PIDA, effective as of the Effective Date.

“Participation Percentage” means 50%.

“Premises” means a tract of land in City of Philadelphia, Philadelphia County, Pennsylvania.

“Premises Agreement” means the Installment Sale Agreement dated May 26, 2011 between the IDC as seller and the Industrial Occupant as buyer, under which the IDC has agreed to sell the Premises to the Industrial Occupant.

“Project” means the industrial development project, as defined in the Act, to be established by the IDC on the Premises.

“Project Documents” means all material written agreements relating to the acquisition and construction of the Project, including any amendments thereto.

Section 1.02.               The IDC, to facilitate the financial transactions referred to herein, has acquired or is acquiring as of the date hereof legal title to the Premises, upon which the IDC proposes to establish the Project to be purchased by the Industrial Occupant under the Premises Agreement.  The IDC has filed with PIDA the Application and accepted from PIDA the Commitment for the Loan, to be used exclusively to defray a portion (not to exceed the Participation Percentage) of the Cost. PIDA is willing to make the Loan upon the terms and subject to the conditions hereinafter set forth. The IDC and the Industrial Occupant will each benefit substantially by the Loan.

ARTICLE II

The Loan

Section 2.01.               The Loan.  Subject to the terms and conditions set forth herein, including without limitation the time limitations for disbursements of the Loan set forth in Section 6.03 below, PIDA agrees to make the Loan to the IDC and the Industrial Occupant, and the IDC and the Industrial Occupant each agree to accept the Loan from PIDA, for the purposes set forth in the Application.

ARTICLE III

Note, Mortgage and Additional Security

Section 3.01.               The Note.  The Loan shall be evidenced by the Note, which shall be executed by the IDC and the Industrial Occupant. The Loan shall be repaid with interest as specified in the Note.

Section 3.02.               The Mortgage.  Payment of the Note and satisfaction of all obligations of the IDC and the Industrial Occupant hereunder and under the Note shall be secured by the Mortgage.  The Industrial Occupant agrees that whatever right, title and interest which it and its successors and assigns may have in and to the Premises under the Premises Agreement or otherwise shall be, and the same are hereby expressly made subject and subordinate to the lien of the Mortgage and any other judgment, lien or encumbrance pursuant to the Note, the Mortgage or this Loan Agreement.

Section 3.03.               Additional Security.  The following shall constitute additional collateral security for the payment of the Note and satisfaction by the IDC and the Industrial Occupant of all of their obligations hereunder and under the Mortgage:

(a)                    the Assignment; and other collateral security (list specifically).

ARTICLE IV

Representations and Warranties of the IDC

To induce PIDA to enter into this Agreement and to make the Loan, the IDC represents and warrants that:

Section 4.01.               Due Authorization.  The execution, delivery and performance of this Agreement, the performance of the transactions contemplated by the provisions hereof, and the execution, issuance, delivery and performance of each of the Loan Documents to be executed and delivered by the IDC hereunder have each been duly authorized by all necessary corporate action on the part of the IDC.

Section 4.02.               Execution and Delivery.  This Agreement and each of the Loan Documents being executed and delivered by the IDC concurrently herewith have been duly and validly executed and delivered by the IDC and constitute valid and legally binding obligations of the IDC, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other substantially similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

Section 4.03.               Litigation.  There is no material litigation or governmental proceeding pending or, to the knowledge of the IDC, threatened against the IDC.

Section 4.04.               Taxes.  The IDC has filed all required federal, state and local tax returns and has paid all taxes shown on such returns as they have become due.

All of the representations and warranties of the IDC set forth herein shall survive and continue until the Loan is paid in full and all of the IDC’s obligations hereunder have been satisfied.

ARTICLE V

Representations and Warranties of the Industrial Occupant

The Industrial Occupant makes the following representations and warranties to PIDA and the IDC:

Section 5.01.               Organization.  The Industrial Occupant is a corporation validly existing and in good standing under the laws of Pennsylvania.

Section 5.02.               Power and Authority.  The Industrial Occupant has all necessary power and authority to purchase, own, mortgage and sell its properties and to carry on its business as now being conducted, and to carry out the transactions contemplated by the Loan Documents.

Section 5.03.               Loan Documents Consistent with Law and Agreements.  The execution and delivery of this Agreement and of each of the Loan Documents to be executed and delivered by the Industrial Occupant, consummation of the transactions herein contemplated, and compliance with the terms and provisions hereof and of the Loan Documents which Industrial Occupant has executed and delivered or to which it is otherwise subject do not (i) contravene any provision of law, statute, rule or regulation to which Industrial Occupant is subject or any judgment, decree, franchise, order or permit applicable to the Industrial Occupant or (ii) conflict with, or result in, a breach of any of the terms, conditions or provisions of the organizational documents of the Industrial Occupant, or of any material agreement, indenture or other instrument to which the Industrial Occupant is a party or by which it is bound or to which it or its property is subject.

Section 5.04.               Due Authorization.  The execution, delivery and performance of this Agreement, the performance of the transactions contemplated by the provisions hereof, and the execution, issuance, delivery and performance of each of the Loan Documents to be executed and delivered by Industrial Occupant hereunder have each been duly authorized by all necessary action on the part of the Industrial Occupant.

Section 5.05.               Execution and Delivery.  This Agreement and each of the Loan Documents being executed and delivered by Industrial Occupant concurrently herewith have been duly and validly executed and delivered by the Industrial Occupant and constitute valid and legally binding obligations of the Industrial Occupant, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other substantially similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

Section 5.06.               Litigation.  There is no material litigation or governmental proceeding pending or, to the knowledge of the Industrial Occupant, threatened against the Industrial Occupant other than that which has been previously disclosed to PIDA in writing.  If such litigation or proceeding exists, it shall be set forth in an exhibit which shall be attached hereto and made a part hereof.

Section 5.07.               Taxes.  The Industrial Occupant has filed all required federal, state and local tax returns and has paid all taxes shown on such returns as they have become due unless the obligation to file such return or pay such tax is the subject of a pending administrative or judicial appeal or proceeding with respect to which the Industrial Occupant has posted or caused to be posted a bond or other security satisfactory to PIDA in an amount which is at least equal to the sum which is the subject of the appeal or proceeding, together with all interest, costs, and charges relating thereto.

Section 5.08.               Infrastructure Improvements.  Adequate street and public infrastructure improvements, including without limitation water and sanitary and surface sewers, in and about the Project (i) have been fully authorized or approved by appropriate ordinance or other required municipal action and (ii) have either (A) been completed, (B) are the subject of contracts being let by the municipality involved, (C) are covered by a bond that the Industrial Occupant has posted with the municipality in an amount deemed sufficient by the municipality to secure the completion of such improvements; or (D) are otherwise available at the Premises for the use and benefit of, inter alia, the Industrial Occupant.

Section 5.09.               Project Documents.  The Industrial Occupant has furnished to PIDA originals or true and correct copies of the Project Documents or, to the extent PIDA shall have permitted summaries of Project Documents to be furnished in lieu of the actual documents, fair and accurate summaries of the Project Documents.  All Project Documents are in full force and effect.  There are in existence no agreements, laws, rules, regulations, orders, judgments, injunctions, decrees, resolutions, determinations, awards or other instruments whatsoever amending, supplementing or affecting, or affecting the rights and obligations of the Industrial Occupant under the Project Documents in a manner which could have a material adverse effect on the ability of the Industrial Occupant to make payments or to perform and observe its other material obligations under this Agreement or under the other Loan Documents to which it is a party or by which it is bound or the terms of which it has assumed.

Section 5.10.               Prepayments.  The Industrial Occupant has not prepaid any amount payable under the Premises Agreement.

Section 5.11.               No Default For Borrowed Money.  No default with respect to any agreement pursuant to which the Industrial Occupant has borrowed money or guaranteed the obligations of others has occurred and is continuing as of the date hereof.

Section 5.12.               Financial Statements and Financial Condition.  All financial statements of the Industrial Occupant (including all related notes) and all supplementary financial information delivered to PIDA fairly present what they purport to present as of the dates and for the respective fiscal periods presented, and were prepared in accordance with generally accepted accounting principles consistently applied, except as disclosed in such financial statements. The Industrial Occupant has no material liabilities, direct or indirect, fixed or contingent, as of the date of such financial statements which are not reflected therein.  There has been no material adverse change in the financial condition of the Industrial Occupant from that disclosed in the most recent annual financial statements delivered to PIDA prior to the initial approval of the Loan by the PIDA Board.

Section 5.13.               Employee Benefits.    Any employee pension benefit plans and employee welfare benefit plans, collectively referred to as employee benefit plans, within the meaning of ERISA maintained by the Industrial Occupant or any Affiliate of the Industrial Occupant, comply in all material respects with the reporting and disclosure and fiduciary responsibility provisions of Title I of ERISA.

Section 5.14.               Environmental Matters.  With respect to the Premises, and with respect to any other facility as defined in CERCLA (a “facility”) where a breach of any of the representations and warranties contained in this section could potentially have a material adverse effect on the financial condition or operations of the Industrial Occupant:

(a)                                  To the best knowledge of Industrial Occupant after Due Inquiry, neither Industrial Occupant nor any of its Affiliates is in violation of any of the Environmental Laws;

(b)                                 To the best knowledge of Industrial Occupant after Due Inquiry, neither the Industrial Occupant nor any of its Affiliates, nor any officer, employee, agent or independent contractor of the Industrial Occupant, has arranged, by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for the transport for disposal or treatment of, any Hazardous Material owned, used or possessed by the Industrial Occupant or any of its Affiliates, in a manner which violates any applicable Environmental Laws;

(c)                                  To the best knowledge of the Industrial Occupant after Due Inquiry, there are no Hazardous Materials now present on the Premises that may require remediation under any Environmental Laws;

(d)                                 Neither (i) the Industrial Occupant nor (ii) in connection with the operations of the Industrial Occupant, any Affiliate of the Industrial Occupant, is an “operator” or, to the best knowledge of Industrial Occupant after Due Inquiry, an “owner,” (each as defined in CERCLA) of a facility at which Hazardous Materials were disposed of;

(e)                                  To the best knowledge of Industrial Occupant after Due Inquiry, neither (i) the Industrial Occupant nor (ii) in connection with the operations of the Industrial Occupant, any Affiliate of the Industrial Occupant, “owned” or “operated” (as defined in CERCLA) any facility containing Hazardous Materials at the time such Hazardous Materials were disposed of;

Section 5.15.               Bankruptcy, etc.  Neither the Industrial Occupant nor any Affiliate of the Industrial Occupant has within seven (7) years prior to the date hereof filed any voluntary petition for relief under the U.S. Bankruptcy Code.

Section 5.16.               Criminal Convictions.  Neither the Industrial Occupant nor any owner, director, officer or person employed or engaged by the Industrial Occupant in a senior management capacity or as a manager or comptroller of the Project, has been convicted by any court of any felony or any misdemeanor involving theft, dishonesty, deception, false swearing, or the filing or submission of any false or misleading information to any agency of government.

Section 5.17.               Occupancy Agreements.  Except for the Premises Agreement, there exist no agreements between the Industrial Occupant and any other person, corporation or other entity regarding use or occupancy of any portion of the Premises. The Industrial Occupant has requested the IDC to acquire title to the Premises and sell and convey the Premises to the Industrial Occupant solely for the purpose of obtaining the Loan, all benefit of which will be received by the Industrial Occupant.  Such title as the IDC holds to the Premises is solely as security for the Loan being made by PIDA to the IDC, exclusively for Industrial Occupant’s benefit. Except as expressly set forth to the contrary in the Premises Agreement, the IDC has not had, does not have, and will not have any right to occupy or access the Premises, or control any of the operations of Industrial Occupant thereon.

Section 5.18                  Permits.  The construction of the Project as provided in the Application, the use of the Project for the purposes stated in the Application, and the operation of the Project, comply in all respects with, and are lawful, permitted and conforming uses under, all applicable building, fire, safety, subdivision, zoning, sewer, environmental, securities, health, insurance and other laws, ordinances, rules, regulations and plan approval conditions of any governmental, public or other body or authority having jurisdiction over the Project except where failure to so comply will not have a material adverse effect on operations to be carried on at the Project.

Except for a permit for occupancy of the Project to be issued by the Pennsylvania Department of Labor and Industry (where the Project is not complete as of the date hereof) the Industrial Occupant has received all material administrative permits required for the operations to be carried on at the Project, including without limitation zoning permits and permits under all Environmental Laws. The Industrial Occupant, after Due Inquiry, has no reason to believe that any required permits not yet obtained will not be timely issued in the ordinary course of business of the issuing agency.

ARTICLE VI

Borrowing Procedures and Agreements

Section 6.01.               Conditions Precedent to All Disbursements.  The obligation of PIDA to make the initial disbursement of the proceeds of the Loan to the IDC and the Industrial Occupant and to make each subsequent disbursement thereof is subject to the satisfaction of the following conditions precedent at the time of each such disbursement:

(a)                                  The closing requirements transmitted by PIDA’s counsel to the IDC’s counsel following issuance of the Commitment have been satisfied; the Loan Documents shall have been properly executed and, where appropriate, delivered to PIDA; and the Mortgage, the waivers of liens and any other document requested to be recorded by PIDA shall have been duly acknowledged and delivered for recording in the appropriate public office.

(b)                                 Each and all of the representations and warranties of the IDC and the Industrial Occupant set forth in Articles IV and V hereof, respectively, and in any of the other Loan Documents, shall be true and correct in all respects, as though separately and independently made on and as of the date of each such disbursement.

(c)                                  There shall be no event of default under any of the Loan Documents or any event which, with the passage of time or the giving of notice, or both, could constitute an event of default under any of the Loan Documents.

(d)                                 All disbursements made hereunder shall be disbursed by PIDA as the work progresses pursuant to the Cost Affidavit with supporting invoices signed by the IDC’s and the Industrial Occupant’s authorized representatives.  Each Cost Affidavit shall be subject to the approval of PIDA but the approval of such Cost Affidavit by PIDA shall not constitute an approval or acceptance of the work or materials, nor be binding upon PIDA, except to the extent that the facts actually are as so represented when so approved, nor shall such approval give rise to, any liability or responsibility relating to (i) the quality of the work, the quantity of the work, the rate of progress in completion of the work, or the sufficiency of materials or labor being supplied in connection therewith, or (ii) any errors, omissions, inconsistencies or other defects of any nature in the Plans and Specifications.

(e)           There shall have been no material adverse change in the financial condition of the IDC or the Industrial Occupant from that disclosed in financial statements heretofore delivered to and approved by PIDA.

(f)            In no event shall the Loan be in excess of $2,000,000 or 50% of the Cost, whichever is less.  If, upon final determination of the Cost by PIDA there is such an excess, the entire amount of such excess shall be repaid to PIDA by the IDC and/or the Industrial Occupant within thirty (30) days of notice thereof.

(g)           In the event any material environmental, building, subdivision, use, zoning or other permits relating to the Premises or the construction or operation of the Project are revoked, rescinded, suspended or materially adversely affected by any preliminary or final injunction or decision by any court or other body issuing such permit or otherwise having jurisdiction, PIDA may refuse to make further disbursements under this Agreement until the matter is resolved to PIDA’s reasonable satisfaction, whether or not PIDA has declared an Event of Default hereunder or such revocation, rescission, suspension, or material adverse effect would comprise an Event of Default hereunder.

Section 6.02.     Conditions Precedent to Final Disbursement.

In addition to the requirements set forth in Section 6.01, the obligation of PIDA to make the final disbursement of the proceeds of the Loan to the IDC and the Industrial Occupant is subject to the satisfaction of the following conditions precedent at the time of such final disbursement:

(a)           Unless waived by PIDA in writing, receipt by PIDA of an as-built survey prepared by a licensed surveyor or civil engineer dated not more than thirty (30) days prior to the final disbursement showing the location of all improvements, the boundary lines of the Project, the rights-of-way of the nearest streets, the location of all utility and other easements and rights-of-way affecting the Project, and such other details as PIDA may require or, in lieu of the foregoing, PIDA in its sole and absolute discretion may accept certifications from the appropriate officials as to the information which would be contained in the foregoing surveys.

(b)           Receipt by PIDA of certified copies of all appropriate certificates, including, without limitation, certificates of occupancy, approvals, documents, writings and drawings issued by the governmental departments or agencies authorized to issue such writings or drawings, evidencing that the Improvements are in compliance with all applicable statutes, laws, ordinances, rules, regulations and requirements, including, without limitation, all zoning requirements.

(c)           A certificate of occupancy in form and substance satisfactory to PIDA.

(d)           Such other documents and assurances as PIDA may reasonably require, in form and substance satisfactory to PIDA.

The IDC and Industrial Occupant agree that by making a request for a disbursement hereunder, they shall each be deemed to be reconfirming to PIDA that all of their respective representations and warranties set forth in this Agreement and all related instruments, agreements and documents remain true and correct as of the date of each request.

Section 6.03      Deadlines for Requesting Disbursements.

(a)           Unless otherwise agreed to by PIDA, the IDC  and Industrial Occupant shall comply with the conditions stated in Sections 6.01 and 6.02, as applicable, and submit a request to PIDA for a disbursement of not less than ten percent (10%) of the Loan by the end of the twelfth full calendar month following the Effective Date.  If the IDC and/or Industrial Occupant fail to comply with this deadline PIDA may, in its sole discretion, rescind the Commitment and terminate this Loan Agreement.

(b)           Unless otherwise agreed to by PIDA, the IDC and Industrial Occupant shall comply with the conditions stated in Sections 6.01 and 6.02, as applicable, and submit a request or requests to PIDA for disbursement of one hundred percent (100%) of the Loan by the end of the  twenty-fourth full calendar month following the Effective Date.  If the IDC and/or Industrial Occupant fail to comply with this deadline the interest rate on the Loan shall be increased by one percent (1.00%). Annually thereafter until the IDC and/or Industrial Occupant comply with the conditions stated in Sections 6.01 and 6.02, as applicable, and submit a request or requests to PIDA for disbursement of one hundred percent (100%) of the Loan, PIDA may, in its sole discretion, further increase the interest rate on the Loan.

ARTICLE VII

Covenants of the IDC

Until the Loan has been entirely repaid and all of its obligations to PIDA in connection therewith and herewith have been satisfied, the IDC hereby covenants that:

Section 7.01.     Use of Proceeds.  The IDC shall use the proceeds of the Loan solely for the purpose of defraying the Cost.

Section 7.02.     Preservation of Existence.  The IDC shall preserve its corporate existence, rights, privileges and franchises, and maintain its good standing as a nonprofit corporation under the laws of the Commonwealth of Pennsylvania and its certification by PIDA as an industrial development agency.

Section 7.03.     Compliance with Law.  The IDC shall comply with all laws, regulations and orders of any court or governmental body having jurisdiction over the Project.  To the extent the IDC is required to do so by applicable law or by agreement with the Industrial Occupant, the IDC shall obtain all environmental, zoning, subdivision, building and other permits required for completion of the Project.  To the extent that such permits are (i) required for the Project but (ii) pursuant to agreement with the Industrial Occupant and in accordance with applicable law are being obtained by Industrial Occupant or some other person other than the IDC, the IDC shall in its agreements with the Industrial Occupant require the Industrial Occupant to obtain such permits and the IDC shall thereafter exercise reasonable diligence to determine whether such permits are being timely and appropriately obtained, and shall promptly advise PIDA if the IDC believes such permits are not being so obtained.  As and when requested by PIDA, the IDC shall deliver to PIDA copies of all permits required for completion of the Project.

Section 7.04.     Provision of Information.  The IDC shall, not less frequently than annually and at such other times as PIDA may reasonably request, provide financial information and other information in form reasonably satisfactory to PIDA, including at least (i) financial statements of the IDC for its most recent fiscal year, including its balance sheet and income statement, duly certified by an authorized officer of the IDC and (ii) a certificate of an authorized officer of the IDC stating (A) that it has complied with all terms and conditions of each of the Loan Documents to which the IDC is subject, including, without limitation, the requirements of the Mortgage with respect to insurance on the Premises and (B) that it has complied with its bylaws with respect to the holding of regular and annual meetings and the election of officers.

Section 7.05.     Compliance with Loan Documents.  The IDC shall comply with all of the terms and conditions of this Agreement and each of the Loan Documents to be executed and delivered by the IDC.

Section 7.06.     Notice of Defaults.  The IDC shall give immediate notice to PIDA of the occurrence of (i) any breach or Event of Default on the part of the IDC, (ii) any breach or Event of Default on the part of Industrial Occupant of which the IDC becomes aware, under this Agreement or under any Loan Document, or (iii) any material breach or event of default by any other person of which the IDC becomes aware, under any other material agreement relating to the Project, including without limitation the construction contracts for the Improvements.

Section 7.07.     Enforcement of Terms Against Industrial Occupant. The IDC shall specifically enforce, as and to the extent PIDA shall request, all material provisions of all agreements between the IDC and the Industrial Occupant relating to the Project and shall not waive any material breach of, or material default under, any of such agreements of which the IDC becomes aware, without the prior written consent of PIDA.

Section 7.08.     Mergers, etc.  Without the prior written consent of PIDA, the IDC shall not merge or consolidate with any other corporation or other entity, whether or not the IDC is the surviving corporation, nor divide into two or more corporations, nor convey, transfer or dispose of all or any material part of its assets.

Section 7.09.     Debt Secured by Premises.  Without the prior written consent of PIDA, the IDC shall not take any action to cause or permit any mortgage, lien or encumbrance to be placed against the Premises or any interest therein, including without limitation the equitable interest of the Industrial Occupant therein, except such mortgages, liens and encumbrances as may be expressly permitted by the Mortgage.   The IDC shall, in its agreements with the Industrial Occupant, prohibit the Industrial Occupant from causing or permitting any mortgage, lien or encumbrance to be placed against the Premises or any interest therein, including without limitation the equitable interest of the Industrial Occupant therein.

Section 7.10.     Extensions and Prepayments of Premises Debt.  Without the prior written consent of PIDA, the IDC shall not request, consent to, or enter into any agreement providing for, the extension of the time of payment of the Bank Mortgage (except as required under Section

7.16 below).  The IDC shall in its agreements with the Industrial Occupant prohibit the Industrial Occupant from requesting, consenting to or entering into any agreement providing for the extension of the time of payment of the Bank Mortgage without the prior written consent of PIDA and the IDC.  The IDC and/or the Industrial Occupant may not prepay the Bank Mortgage in part or in whole at any time without the prior written consent of PIDA.  Neither the IDC nor the Industrial Occupant shall, without the prior written consent of PIDA, prepay any indebtedness secured by a lien on the Premises or any interest therein which is subordinate to the Mortgage.

Section 7.11.     Nondiscrimination/Sexual Harassment.  The IDC hereby accepts and agrees to be bound by the nondiscrimination/sexual harassment provisions set forth in Exhibit A attached hereto.  The IDC shall cause comparable provisions to be included in the Premises Agreement and all other Project contracts to which the IDC is a party and shall, in the agreements to which the IDC is a party with the Industrial Occupant and all other persons relating to the Project (including, without limitation, contractors and professionals), require the insertion of comparable provisions in all Project contracts to which the Industrial Occupant or such other persons are party.

Section 7.12.     Compliance with Governmental Requirements.  The IDC shall require, in all Project contracts to which the IDC is a party, (i) that the Project be in compliance with all applicable governmental regulations, including without limitation all anti-pollution regulations and standards, and (ii) that comparable provisions be included in all other Project contracts to which persons, who are parties to Project contracts with the IDC, are themselves a party.

Section 7.13.     Submission of Recorded Documents and Title Policy; Recording and Other Costs.  Within ninety (90) days after the Effective Date, the IDC shall provide, or cause to be provided, to PIDA the original filed or recorded Loan Documents that were filed or recorded, and a standard ALTA form of mortgagee title insurance policy, premium paid, issued by a title insurance company acceptable to PIDA, insuring the lien of the Mortgage for the full amount of the Loan subject only to such title objections and conditions as may have been approved in writing by PIDA, issued in accordance with the binder or commitment received by PIDA at or prior to the disbursement of the first stage payment hereunder. The IDC shall pay all the costs of recording and any other costs that PIDA may incur in connection with closing the Loan, to the extent such costs are not paid by the Industrial Occupant.

Section 7.14.     Inspection.  The IDC shall in its agreements with the Industrial Occupant require the Industrial Occupant to provide proper facilities at all times for inspection of the Project before and after completion thereof by PIDA and PIDA’s authorized representatives, and afford full and free access to the Project to such persons as may from time to time be designated by PIDA.

Section 7.15.     Completion of Project.  The IDC shall by agreement with the Industrial Occupant or otherwise require that the Project be constructed on the Premises, in strict accordance with all plans and specifications delivered to PIDA; that all fixtures, equipment and other property constituting a part of the Premises be timely acquired and installed; and that construction proceed diligently, continuously and expeditiously, employing sufficient workmen and supplying sufficient materials to fully finish and complete the same, inside and outside, with the appurtenant areas, paving, grading and curbing, sewers, laterals, water and all public utility connections and all necessary street, footway and other improvements, free and clear and discharged of all liens and municipal claims and the possibility of liens therefor.

Section 7.16.     Bank Term.  The IDC shall provide or shall cause to be provided to PIDA evidence that the term of the promissory note executed in connection with the Bank Mortgage (the “Bank Note”) has been extended from  84  months to 180 months ninety days before the expiration of the Bank Note.  Failure to extend the term of the Bank Note shall reduce the term of the Loan as set forth in the Note.

ARTICLE VIII

Special Covenants of the Industrial Occupant

The Industrial Occupant covenant and agree as follows:

Section 8.01.     Necessary Machines.  The Industrial Occupant will supply or cause to be supplied all machinery and equipment necessary for the operation of the Project.

Section 8.02.     No Removal of Jobs.  Except as otherwise approved by PIDA, the Project will not cause the removal of an industrial or manufacturing plant or facility or research and development facility or agricultural enterprise controlled directly or indirectly by the Industrial Occupant or any Affiliate from one area of the Commonwealth of Pennsylvania to another area of the Commonwealth, nor result in the reduction of the number of employees at any other plant controlled by the Industrial Occupant or any Affiliate currently located in the Commonwealth of Pennsylvania.

Section 8.03.     Operations and Number of Jobs.  The Industrial Occupant will create, or retain, as the case may be, at the Premises within three years from the date of the PIDA loan closing, no less than the number of jobs specified to be created and/or retained in the Application.

(a)           A breach by the Industrial Occupant of this Section 8.03 shall be an Event of Default under this Loan Agreement.  The remedies of PIDA for an Event of Default arising solely from a breach by the Industrial Occupant of this Section 8.03 are governed by Section 10.04 of the Loan Agreement.

(b)           The PIDA Policy For Failure to Meet Job Projections (the “PIDA Policy”) is incorporated herein by reference and is attached hereto as Exhibit E and PIDA may, in compliance with the PIDA Policy and such other regulations and statements of policy, if any, as are then in effect, raise the rate of interest on the Loan as permitted under the Note.

(c)           The Industrial Occupant shall be required to meet job projections within the three (3) year period referred to above and shall not be penalized if there is a reduction in the number of jobs once the projections have been achieved even if such reduction occurs within the three (3) year period.

Section 8.04.     Certificate re Jobs.  The Industrial Occupant will annually provide PIDA with a certificate executed by an authorized officer setting forth the number of employees, and their respective job classifications (skilled, semi-skilled and unskilled), employed by the Industrial Occupant or any subsidiary during the previous year at the Project, together with such other related information as PIDA may request.

Section 8.05.     Nondiscrimination/Sexual Harassment.  The Industrial Occupant and its Affiliates will not discriminate against or intimidate any employee or any applicant for employment because of gender, race, creed, or color, in any manner, including but not limited to the following activities:  employment; upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.  The Industrial Occupant hereby accepts and agrees to be bound by the nondiscrimination/sexual harassment provisions set forth in Exhibit A hereto, and will cause comparable nondiscrimination/sexual harassment provisions to be inserted into all Project contracts.

Section 8.06.     Employee Benefit Plans.  The Industrial Occupant and its Affiliates shall:  (1) fund all of their employee pension benefit plans, to the extent required, in accordance with the minimum funding standards of Section 302 of ERISA and Section 412 of the Internal Revenue Code of 1986 (the “Code”), except where the failure to do so would not have a material adverse effect on the continuing operations of the Industrial Occupant; (2) make all payments of contributions to all employee benefit plans within the time periods established in ERISA and the Code, except where the failure to do so would not have a material adverse effect on the continuing operations of the Industrial Occupant; (3) furnish PIDA, upon its request, with copies of all reports or other statements filed with the United States Department of Labor, the Internal Revenue Service or the Pension Benefit Guaranty Corporation, or any other agencies, whether federal, state, or local, with respect to all employee benefit plans; (4) advise PIDA within ten days of the occurrence of any “reportable event” or “prohibited transaction,” within the respective meanings of these terms in ERISA and the Code, with respect to any employee benefit plan to which the Industrial Occupant or any Affiliate contributes, potentially having a material adverse effect on the continuing operations of the Industrial Occupant; (5) promptly advise PIDA of any audit or investigation of any employee benefit plans by the Internal Revenue Service or Department of Labor or any other governmental agency or any threatened or proposed action by any such agency affecting the status of, and deductibility of contributions to, any employee benefit plans, potentially having in any such case a material adverse effect on the continuing operations of the Industrial Occupant.

Section 8.07.     Environmental Compliance.

(a)           The Project and the Industrial Occupant’s operations at the Premises shall comply with all Environmental Laws in all material respects (including, without limitation, in all respects having a significant effect on the quality of air or surface or ground water in the vicinity of the Premises).

(b)           Without limiting the generality of the foregoing, the Industrial Occupant shall keep the Project and Premises free of Hazardous Materials except to the extent that such Hazardous Materials are stored and/or used in compliance with all Environmental Laws.  The Industrial Occupant shall not suffer or permit the Premises to be used to generate, manufacture, refine, transport, treat, dispose of, transfer, produce or process Hazardous Materials in violation of any Environmental Laws.  In addition, the Industrial Occupant shall not suffer or permit any tenant, subtenant or occupant to release any Hazardous Materials onto the Premises or onto adjacent property in violation of any Environmental Laws.

Section 8.08.     Compliance with Agreements and Laws; Payment of Obligations.  The Industrial Occupant will each act in accordance with all applicable agreements, laws, rules, regulations, orders, judgments, injunctions, decrees, resolutions, permits, franchises, determinations or awards of any administrative or governmental authority or administrative or governmental organization, non-compliance with which could have a material adverse effect on the ability of the Industrial Occupant to carry on the operations at the Project contemplated in the Application or make payments or perform and observe its other material obligations under any of the Loan Documents.

The Industrial Occupant will pay and discharge all bills, claims and charges relating to the Project or the Premises, including without limitation claims for taxes and claims of laborers, mechanics and materialmen (collectively, “Project Claims”), prior to the time the holder of any Project Claim lawfully may cause any judgment or writ of execution to be filed or lodged against the Premises as a result of such Project Claim.

Section 8.09.     Maintenance and Operations of Project.  The Industrial Occupant will diligently maintain the Project, and the Industrial Occupant will diligently operate the Project, in a good and workmanlike manner consistent with sound operating procedures, and cause all machinery, equipment and facilities of any kind now or hereafter forming part of the Project or necessary for the development thereof or the operation or maintenance of the Project, to be provided and to be kept in good and efficient operating condition, and all repairs, replacements, additions and improvements thereto required to such end to be promptly made.

The Industrial Occupant will not permit, commit or suffer any material waste with respect to the Project, nor use or permit the use of the Project for any unlawful purpose or any purpose other than (i) the purpose stated in the Application or (ii) a purpose eligible, at the time of commencement thereof, for financing by PIDA under the PIDA Act, regulations, statements of policy, guidelines and interpretations of the PIDA Board and staff as in effect from time to time (“PIDA-Eligible”) or permit any nuisance to exist on the Premises, and not sell, transfer, lease, mortgage, pledge, convey or otherwise dispose of the Project or Premises or any interest therein except with the written consent of PIDA.

The Industrial Occupant will carry on in good faith at the Premises substantial PIDA-Eligible manufacturing, industrial or other activities.

Section 8.10.     Preservation of Existence, etc.  Except as otherwise permitted in Section 8.21, the Industrial Occupant will (a) maintain and preserve its existence as a corporation, limited liability company, limited partnership, or general partnership, as the case may be, and the right to carry on its business with respect to the Project, and (b) duly procure and maintain all necessary licenses, franchises, permits and other documents necessary or appropriate in connection therewith and all necessary renewals and extensions thereof.

Section 8.11.     Inspection.  The Industrial Occupant will allow upon reasonable prior written notice by PIDA to the Industrial Occupant, any representative of PIDA to visit and inspect the Project and all or any of the facilities or operations thereof, all at such reasonable times and as often as PIDA or any such representative may request.

Section 8.12.     Financial Statements.  During the term of the Loan, the Industrial Occupant will provide PIDA with:

(a)           financial statements for the Industrial Occupant within one hundred twenty (120) days after the close of each fiscal year including balance sheets, statements of income and reconciliations of equity, in accordance with generally accepted accounting principles, reviewed by an independent certified public accountant satisfactory to PIDA, provided that if the Industrial Occupant is a corporation subject to the reporting requirements of the Exchange Act, the relevant entity’s obligation under this paragraph shall be satisfied by delivery to PIDA of the financial statements required to be filed by the Industrial Occupant under the Exchange Act in its annual reports;

(b)           with reasonable promptness, such other information respecting the business, operations and condition (financial or otherwise) of the Industrial Occupant as PIDA may from time to time reasonably request, including information relating to the Project; and

(c)           with reasonable promptness, after it becomes known to the Industrial Occupant, reasonably complete information on material adverse developments which may reasonably be expected to threaten the completion or continued operation of the Project.

Section 8.13.     Compliance Certificates.  If PIDA shall so request, the Industrial Occupant will provide PIDA with annual Compliance Certificates, executed (in the case of entities other than natural persons) by officers authorized to execute and deliver the same, within 120 days of each fiscal year’s end reciting compliance with representations, warranties and covenants.

Section 8.14.     Insurance.  The Industrial Occupant will maintain the insurance required by the Mortgage.

Section 8.15.     Assignment and Subleases.  Except as expressly permitted in writing by PIDA, the Industrial Occupant shall not assign or sublease any portion of the Premises, and shall not lease any portion of the Premises to or permit any portion thereof to be occupied by any person other than Industrial Occupant, and in no event shall the portion of the Project occupied by persons other than the Industrial Occupant exceed 49% of the leasable space of the Project or if a portion of the Project is leased to an ineligible tenant, no more than 15% of the leasable space of the Project.

Section 8.16.     Direct Payment.  The Industrial Occupant will make all payments required to be made by them to PIDA directly to PIDA, at such address as PIDA may specify from time to time.

Section 8.17.     Accuracy of Information Supplied.  The Industrial Occupant will ensure that all information prepared by the Industrial Occupant and supplied to PIDA or any third party under the provisions of this Agreement for the purpose of any report or certificate to be furnished to PIDA in connection with this Agreement or any of the Loan Documents will at the time it is supplied be true and accurate in all material respects, except that (i) financial statements and other statements expressly effective as of a particular date prior to the date when furnished are required only to be true and accurate or (in the case of financial statements) fairly to present what they purport to present, in either case as of the effective date thereof, and (ii) to the extent any such information is based upon or constitutes a forecast, projection or other data which by its nature is uncertain, the Industrial Occupant is committed only to act in good faith and utilize due and careful consideration and the best information then known to it in preparing such information.  With respect to all information prepared by third parties and supplied by the Industrial Occupant to PIDA and/or any third party under the provisions hereof for the purpose of any report or certificate to be furnished to PIDA in connection with this Agreement or any of the Loan Documents, the Industrial Occupant shall deliver a written notice to PIDA as soon as possible if it believes that such information is not complete and accurate in all material respects, which written notice shall include the basis for such belief.

Section 8.18.     Notice of Defaults.  The Industrial Occupant will give prompt notice to PIDA of the occurrence of any Event of Default under the Loan Documents either on its part, or on the part of the IDC of which the Industrial Occupant becomes aware.

Section 8.19.     Further Assurances.  The Industrial Occupant will make, execute or endorse, and acknowledge and deliver or file, all such vouchers, invoices, notices and certifications and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, continuation statements or further assurances, and take any and all such other actions, as PIDA may reasonably deem necessary or advisable from time to time in connection with the Loan or the Loan Documents to assure or confirm to PIDA and perfect all or any part of the security for the Loan and any other obligations of the Industrial Occupant.

Section 8.20.     Indemnification.  The Industrial Occupant hereby indemnifies and holds harmless the Indemnified Parties from and against any and all claims, damages, losses, liabilities, costs or expenses (including all reasonable fees or expenses resulting from the settlement of any claims or liabilities and reasonable attorneys’ fees) (collectively, “Indemnified Claims”) whatsoever which the Indemnified Party may incur (or which may be claimed against the Indemnified Party by any person or entity whatsoever) by reason of or in connection with (a) the issuance of the Loan, (b) any breach by the Industrial Occupant of any representation, warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement or the Loan Documents, and (c) involvement of the Indemnified Party in any legal suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of PIDA’s issuance of the Loan, PIDA’s or the IDC’s entering into this Agreement or any of the Loan Documents or any other event or transaction contemplated by any of the foregoing; provided, however, that (i) the Indemnified Party shall within sixty (60) days of becoming aware of (A) its actual or potential liability for any Indemnified Claim or (B) the formal assertion against it in writing of any Indemnified Claim, have notified the Industrial Occupant of such Indemnified Claim and tendered to the Industrial Occupant the defense of such claim; (ii) that no Indemnified Claim shall be paid or compromised without the consent of the Industrial Occupant, which shall not unreasonably be withheld and shall be deemed given if the Industrial Occupant does not object, by a notice in writing to the Indemnified Party, to the payment or compromise of such

Indemnified Claim within 10 calendar days after the Indemnified Party has given to the Industrial Occupant notice of the proposed payment or compromise thereof, and (iii) the Industrial Occupant shall not be required to indemnify an Indemnified Party hereunder for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the gross negligence or willful misconduct of such Indemnified Party.

The liability under this Section 8.20 shall in no way be limited or impaired by (i) any extension of time for performance required by any of the Loan Documents, (ii) any sale, assignment or foreclosure of the Note or any sale or transfer of all or part of the Project or the Premises, (iii) the discharge of the Note, (iv) any exculpatory provisions in any of the Loan Documents limiting PIDA’s recourse to any other security, (v) the accuracy or inaccuracy of the representations and warranties made by the Industrial Occupant; (vi) the release of the Industrial Occupant or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, PIDA’s voluntary act (other than the execution and delivery by PIDA of an instrument of release expressly and specifically referring to Industrial Occupant’s indemnification obligations), or otherwise, (vii) the release or substitution in whole or in part of any security for the Note; or (viii) PIDA’s failure to file any mortgage or UCC financing statements (or PIDA’s improper filing of any thereof) or to otherwise perfect, protect, secure or insure any mortgage, security interest or lien given as security for the Note; and, in any such case, whether with or without notice to the Industrial Occupant and with or without consideration.

The indemnity provisions contained in this Section 8.20 hereof shall survive any judicial foreclosure, foreclosure by power of sale, deed in lieu of foreclosure, transfer of the property by the Industrial Occupant or PIDA, and payment of the Loan in full, provided, however, that such indemnity provisions shall at no time accrue to, or be construed to benefit, any other third-party entity (other than an Indemnified Party or a successor in interest or assign of PIDA) no matter how such other third-party entity obtains title or any interest in the Project or Premises.

The liability covered by the indemnity provision shall include, but not be limited to, losses sustained by an Indemnified Party for (i) amounts owing under the Loan and the Loan Documents, (ii) amounts arising out of personal injury or death claims, (iii) amounts charged to an Indemnified Party for any environmental or Hazardous Materials clean up costs and expenses, liens, or other such charges or impositions, (iv) payment for fees, court costs, environmental tests and design studies, and (v) any other amounts reasonably expended by an Indemnified Party.

Section 8.21.     Negative Covenants.

(a)           The Industrial Occupant will not prepay the sums to be paid by the Industrial Occupant to the IDC under the Premises Agreement, in whole or in part, without the prior written consent of PIDA.

(b)           Without the prior written consent of PIDA, the Industrial Occupant shall not permit, allow or suffer to exist, any lien, judgment, mortgage, or encumbrance to be placed against the Premises or any interest therein (including, without limitation, the Industrial Occupant’s interest under the Premises Agreement), or enter into any agreement requiring, contemplating or providing for placement of any such judgment, mortgage, lien or encumbrance, except (i) mortgages, liens and encumbrances expressly provided for in the Application to which PIDA shall not have objected in writing, and (ii) that the terms of this Section 8.21(a)/(b) shall not be deemed to prohibit execution of any note or credit instrument not providing for any specific lien against the Premises but permitting confession of judgment against the Industrial Occupant subsequent to an event of default thereunder so long as judgment is not confessed thereunder.

(c)           The Industrial Occupant will not change its name without notice to PIDA.

(d)           Without the prior written consent of PIDA, the Industrial Occupant may not (i) merge or consolidate with any other corporation or other entity or dispose of all or any substantial portion of its assets, except in the ordinary course of business, unless the Industrial Occupant or the surviving corporation, as the case may be, shall have a tangible net worth (after giving effect to such merger, consolidation or sale of assets) not less than that shown in the most recent audited financial statements for the Industrial Occupant, delivered to PIDA prior to approval of the Loan, and, if a corporation different from the Industrial Occupant shall have expressly assumed the obligations of the Industrial Occupant hereunder, or (ii) take any corporate action to permit or facilitate any change in control from that set forth in the Application.

ARTICLE IX

Repayment of Excess Loan Amounts

If, upon final determination by PIDA of the Cost of the Project, the amount of the Loan previously disbursed to the IDC exceeds the Cost (as so determined) multiplied by the Participation Percentage, the entire amount of such excess shall be repaid to PIDA within thirty (30) days of notice thereof to the IDC and the Industrial Occupant.

ARTICLE X

Events of Default

Section 10.01.   Events of Default.  The following shall each constitute an Event of Default hereunder:

(a)       there shall not have been paid when due any amount payable by any person under any of the Loan Documents (including, without limitation, any installment of principal or interest under the Note or any prepayment under Article IX hereof), and such failure shall continue for a period of thirty (30) days;

(b)      the IDC shall fail to observe or perform any of the terms, covenants, promises and agreements on the IDC’s part to be observed and performed under this Agreement or under the Note, Mortgage or any of the other Loan Documents;

(c)       the Industrial Occupant shall fail to observe or perform any of the terms, covenants, promises and agreements on the Industrial Occupant’s part to be observed and performed under this Agreement or under the Note, Mortgage or any of the other Loan Documents;

(d)      any representation, warranty or statement made by the IDC or the Industrial Occupant herein or in the Application or in any of the Loan Documents or in any certificate or financial or other statement furnished pursuant to the provisions of any of the Loan Documents or the Application (except for any representation, warranty or statement expressly made effective as of a date prior to the date when made or furnished), shall have been false or misleading in any material respect as of the time made or furnished or as of the date hereof, whichever is later; any representation, warranty or statement expressly made effective as of a date prior to the date when made or furnished shall have been false or misleading in any material respect as of the effective date thereof;

(e)       the IDC, the Industrial Occupant, shall (i) become insolvent, (ii) admit its inability to pay its debts as they come due, (iii) make an assignment for the benefit of its creditors, (iv) be adjudicated bankrupt or insolvent, (v) voluntarily initiate proceedings under any bankruptcy or reorganization law either now or hereafter in effect, (vi) become the subject of any involuntary proceedings under any bankruptcy or reorganization law either now or hereafter in effect that shall not have been dismissed within ninety (90) days of the initiation thereof, or (vii) seek to take advantage of any moratorium law either now or hereafter in effect;

(f)       a receiver, liquidator or trustee shall be appointed for either the IDC, the Industrial Occupant, and shall not have been dismissed within ninety (90) days;

(g)      the Premises or any interest therein are sold, leased, sub-leased, mortgaged, liened, encumbered, or otherwise conveyed without the prior written consent of PIDA, which consent will not unreasonably be withheld, provided that (i) the new occupant and the Industrial Occupant of the Premises remain substantially related to each other, (ii) the Project remains in substantial use for a PIDA-Eligible purpose (as defined in the Act), (iii) the Industrial Occupant remains financially responsible, and (iv) the security for the Loan is not impaired;

(h)      the Industrial Occupant ceases or fails to operate the Project substantially as described in the Application;

(i)        any building, subdivision, use, zoning, environmental or other permit material to the construction of the Project or the use thereof as contemplated in the Application shall be effectively revoked, rescinded, suspended or materially adversely affected or the use of the Project as contemplated in the Application shall have been effectively enjoined or prohibited;

(j)        one of the following occurs (an “Immigration Law Event of Default”):

(i) The IDC or Industrial Occupant is sentenced under Federal law for an offense involving knowing use of labor by an Illegal Alien on the Project; or

(ii) A contractor on the Project is sentenced under Federal law for an offense involving knowing use of labor by an Illegal Alien on the Project, and the IDC or Industrial Occupant knew or had reason to know of the contractor’s knowing use of labor by an Illegal Alien on the Project; or

(k)       there shall have occurred and be continuing, after giving effect to any applicable notice and cure periods, a default under any other loan or debt instrument secured by the Premises, including without limitation the Bank Mortgage.

Section 10.02.   Remedies Upon Event of Default.  Immediately and without further notice to any person (including, without limitation, the IDC or the Industrial Occupant), upon the occurrence of an Event of Default hereunder other than (i) an Event of Default arising solely from a breach by the Industrial Occupant of Section 8.03 “Operations and Number of Jobs” pertaining to job creation or retention, or (ii) an Event of Default arising solely from the internal operations of the IDC over which the Industrial Occupant has no control, during which the Industrial Occupant have paid all amounts required to be paid by them and performed all acts required to be performed by them under each of the Loan Documents, or (iii) an Immigration Law Event of Default arising under Section 10.01(j), PIDA may exercise any one or more of the following remedies:

(a)           Cease making any further disbursements of disbursements hereunder;

(b)           Enter upon the Project and take possession thereof, together with the Improvements in the course of construction or completed and all materials, supplies, tools, equipment and construction facilities and appliances located thereon.

(c)           declare the Note and all liabilities of the IDC, and the Industrial Occupant thereunder to be immediately due and payable, and the same shall thereupon become and be due and payable;

(d)           raise the rate of interest on the Loan as provided in the Note;

(e)           foreclose on the Mortgage;

(f)            bring an action (which may be by confession of judgment to the extent permitted by the particular instrument) against the IDC and/or the Industrial Occupant under the Note and/or the Mortgage; against the Industrial Occupant under the Premises Agreement as assigned to PIDA by the Assignment; and/or against any Guarantor under the particular Guaranty executed by such Guarantor;

(g)           bring an action of ejectment to recover possession of the Premises; and/or

(h)           exercise any other remedy available to it under any of the Loan Documents applicable law.

Except as expressly required by the particular Loan Document pursuant to which such remedies are exercised or by applicable law, PIDA may exercise any of the foregoing remedies without presentment, demand, protest or notice of any kind to any person (including, without limitation, the IDC or the Industrial Occupant), all of which are hereby expressly and knowingly waived.

Subject solely to the limitation that PIDA is limited to one recovery for the aggregate amounts due and owing under the Loan Documents, PIDA’s remedies under the Loan Documents are cumulative and concurrent and may, in PIDA’s sole discretion, be exercised, deferred, compromised, settled or discontinued without affecting any other remedy available to PIDA under any of the Loan Documents or under applicable law.

Notwithstanding anything to the contrary herein contained, so long as the Industrial Occupant shall keep and perform all the provisions, covenants and conditions to be performed by the Industrial Occupant respectively under the Loan Documents, including the payment of all amounts due thereunder and performance of all obligations set forth therein, PIDA shall not terminate, impair or otherwise adversely affect the rights of the Industrial Occupant thereunder.  It is further agreed that PIDA shall use its best efforts to supply the Industrial Occupant with a copy of each notice required to be supplied to the IDC hereunder, but failure to so supply copies of such notices shall not adversely affect any right of PIDA hereunder.

Section 10.03.   Remedies for Event of Default Arising From Internal Operations of the IDC.  Upon the occurrence of an Event of Default arising solely from the internal operations of the IDC over which the Industrial Occupant has no control, during which the Industrial Occupant  have paid all amounts required to be paid by them and performed all acts required to be performed by them under each of the Loan Documents, PIDA may (i) suspend or revoke the certification of the IDC as an Industrial Development Agency under the Act, or (ii) initiate or participate or intervene in any action or legal proceeding (including, without limitation, any action or proceeding under the U.S. Bankruptcy Code) to (A) compel compliance with the terms of the Loan Documents, (B) to appoint a trustee or receiver for the IDC or to dissolve, reorganize or liquidate the IDC, or (C) otherwise to protect the interests of PIDA and/or the Industrial Occupant.

Section 10.04.   Remedies for Event of Default Arising From Failure to Create or Preserve Jobs.  Upon the occurrence of an Event of Default arising solely from a breach by the Industrial Occupant of Section 8.03 “Operations and Number of Jobs”, PIDA may, in compliance with such regulations and statements of policy, if any, as are then in effect, raise the rate of interest on the Loan as permitted under the Note.

Section 10.05.   Remedies for an Immigration Law Event of Default.  Upon the occurrence of an Immigration Law Event of Default arising under Section 10.01(j), PIDA may exercise one or both of the following remedies:

(i)        declare the Note and all liabilities of the IDC and the Industrial Occupant thereunder to be immediately due and payable, and the same shall thereupon become and be due and payable; and/or

(ii)       raise the rate of interest on the Loan to six percent (6.00%) per annum effective retroactively as of the Effective Date and continuing until the Loan is paid in full. The additional interest that accrues from the Effective Date through the date PIDA exercises its rights under this Section shall be immediately due and payable, and the monthly payments on the Loan shall be adjusted prospectively to provide for full amortization of the Loan by the Maturity Date at the higher rate of interest.

ARTICLE XI

Confession of Judgment Against the Industrial Occupant

Section 11.01.   THE FOLLOWING PARAGRAPHS SET FORTH WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST THE INDUSTRIAL OCCUPANT.  EXCEPT AS SPECIFICALLY PROVIDED HEREIN, IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE INDUSTRIAL OCCUPANT, THE INDUSTRIAL OCCUPANT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF THE SEPARATE COUNSEL OF THE INDUSTRIAL OCCUPANT, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE INDUSTRIAL OCCUPANT HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE RULES OF THE PENNSYLVANIA RULES OF CIVIL PROCEDURE PERTAINING TO CONFESSED JUDGMENTS, AS FROM TIME TO TIME IN EFFECT.

(A)          IF THERE EXISTS AN EVENT OF DEFAULT AS DEFINED IN THIS LOAN AGREEMENT WHICH REMAINS UNCURED THIRTY (30) DAYS AFTER WRITTEN NOTICE THEREOF IS GIVEN BY PIDA TO THE INDUSTRIAL OCCUPANT (OF WHICH AN AFFIDAVIT ON BEHALF OF PIDA SHALL BE SUFFICIENT EVIDENCE), THEN THE INDUSTRIAL OCCUPANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF

PENNSYLVANIA, OR ELSEWHERE, TO APPEAR FOR AND TO ENTER AND CONFESS JUDGMENT AGAINST THE INDUSTRIAL OCCUPANT, AT ANY TIME OR TIMES AND AS OF ANY TERM, FOR ANY AND ALL SUMS DUE AND OWING TO PIDA UNDER THE NOTE, THE MORTGAGE AND THIS LOAN AGREEMENT, WITH OR WITHOUT DECLARATION, WITH INTEREST AND COSTS OF SUIT, WITHOUT STAY OF EXECUTION, AND WITH REASONABLE ATTORNEY’S FEES.  THE INDUSTRIAL OCCUPANT AGREES THAT ANY OF ITS PROPERTY MAY BE LEVIED UPON TO COLLECT SAID JUDGMENT AND MAY BE SOLD UPON A WRIT OF EXECUTION, AND HEREBY WAIVES AND RELEASES ALL LAWS, NOW OR HEREAFTER IN FORCE, RELATING TO EXEMPTION, APPRAISEMENT OR STAY OF EXECUTION.  THE AUTHORITY HEREBY GRANTED TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL THE INDUSTRIAL OCCUPANT HAS PAID ALL SUMS REQUIRED TO BE PAID BY THE INDUSTRIAL OCCUPANT AND HAS PERFORMED ALL OF THE OTHER OBLIGATIONS REQUIRED OF INDUSTRIAL OCCUPANT HEREUNDER. PIDA MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST THE INDUSTRIAL OCCUPANT HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON THE INDUSTRIAL OCCUPANT’S BEHALF FOR ANY REASON, PIDA IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST THE INDUSTRIAL OCCUPANT FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

(B)           IF THERE EXISTS AN EVENT OF DEFAULT AS DEFINED IN THIS LOAN AGREEMENT WHICH REMAINS UNCURED THIRTY (30) DAYS AFTER WRITTEN NOTICE THEREOF IS GIVEN BY PIDA TO THE INDUSTRIAL OCCUPANT (OF WHICH AN AFFIDAVIT ON BEHALF OF PIDA SHALL BE SUFFICIENT EVIDENCE), THEN, AND IN ANY SUCH EVENT, ANY ATTORNEY OF ANY COURT OF RECORD OF

PENNSYLVANIA OR ELSEWHERE IS HEREBY AUTHORIZED AND EMPOWERED TO APPEAR FOR THE INDUSTRIAL OCCUPANT AND ALL PERSONS CLAIMING UNDER OR THROUGH THE INDUSTRIAL OCCUPANT, AND AS ATTORNEY FOR THE INDUSTRIAL OCCUPANT AND ALL PERSONS CLAIMING UNDER OR THROUGH THE INDUSTRIAL OCCUPANT, TO SIGN AN AGREEMENT FOR ENTERING AN AMICABLE ACTION OF EJECTMENT FOR POSSESSION OF THE PREMISES OR ANY PART THEREOF AND TO CONFESS JUDGMENT THEREIN AGAINST THE INDUSTRIAL OCCUPANT, IN FAVOR OF PIDA, WHEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR THE POSSESSION OF THE PREMISES, WITHOUT ANY PRIOR COMPLAINT, WRIT OR PROCEEDING WHATSOEVER; AND FOR SO DOING THIS AGREEMENT, OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE HIS SUFFICIENT WARRANT.  THIS POWER MAY BE EXERCISED AS OFTEN AS PIDA SHALL REQUIRE AND SHALL NOT BE EXHAUSTED BY ONE OR MORE OR BY ANY IMPERFECT EXERCISE THEREOF.

IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE DISCONTINUED OR POSSESSION OF THE PREMISES SHALL REMAIN IN OR BE RESTORED TO THE INDUSTRIAL OCCUPANT, PIDA SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER AMICABLE ACTIONS AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE PREMISES.  PIDA MAY BRING SUCH AMICABLE ACTION IN EJECTMENT BEFORE OR AFTER JUDGMENT ON THIS MORTGAGE OR ON THE NOTE, OR AFTER A SALE OF THE PREMISES BY THE SHERIFF.  IF AFTER EXECUTION AND RETURN OF THE WRIT OF POSSESSION, THE INDUSTRIAL OCCUPANT SHALL RE-ENTER INTO POSSESSION OF THE PREMISES, PIDA SHALL HAVE THE RIGHT, WITHIN THREE (3) YEARS AFTER THE DATE OF RETURN OF THE ORIGINAL WRIT OF POSSESSION, TO FILE ADDITIONAL PRAECIPES AND AFFIDAVITS FOR NEW WRITS OF POSSESSION TO BE ISSUED BY THE PROTHONOTARY BASED UPON THE SAME JUDGMENT.

(C)           IF INDUSTRIAL OCCUPANT WISHES TO CHALLENGE ANY JUDGMENT CONFESSED PURSUANT TO THIS SECTION, IT SHALL DO SO ONLY BY FILING A PETITION STRIKE OR TO OPEN THE JUDGMENT PURSUANT TO PENNSYLVANIA

RULES OF CIVIL PROCEDURE RULE 2959, AS IN EFFECT FROM TIME TO TIME, (“RULE 2959”) AND SHALL NOT OTHERWISE INTERFERE (BY FILING ANY CIVIL ACTION BILL IN EQUITY, OR OTHERWISE) WITH THE OPERATION OF THIS JUDGMENT GRANTED PURSUANT TO THIS SECTION.  INDUSTRIAL OCCUPANT EXPRESSLY ACKNOWLEDGES THAT THE PROCEDURE AVAILABLE TO IT THROUGH RULE 2959 WILL PROVIDE IT WITH A FULL AND FAIR OPPORTUNITY TO BE HEARD AS TO ANY REASON WHY JUDGMENT SHOULD NOT BE ENTERED AGAINST IT.

THE INDUSTRIAL OCCUPANT ACKNOWLEDGES THAT IT UNDERSTANDS THE MEANING AND EFFECT OF THE CONFESSION CONTAINED IN THE FOREGOING PARAGRAPHS.  SPECIFICALLY, THE INDUSTRIAL OCCUPANT UNDERSTANDS AMONG OTHER THINGS THAT (1) IT IS RELINQUISHING THE RIGHT TO HAVE THE BURDEN OF PROOF OF DEFAULT REST ON PIDA PRIOR TO THE ENTRY OF JUDGMENT, (2) THE ENTRY OF JUDGMENT MAY RESULT IN A LIEN ON ITS PROPERTY, (3) IT WILL BEAR THE BURDEN AND EXPENSE OF ATTACKING THE JUDGMENT AND CHALLENGING EXECUTION ON THE LIEN AND SALE OF THE PROPERTY COVERED THEREBY, AND (4) ENOUGH OF ITS PROPERTY MAY BE TAKEN TO PAY THE PRINCIPAL AMOUNT, INTEREST COSTS AND ATTORNEY’S FEES.

ARTICLE XII

Miscellaneous

Section 12.01.   Obligations Unconditional.  The obligations to PIDA under this Agreement and each of the Loan Documents shall be absolute and unconditional without defense or set-off by reason of any default by the contractors under the contracts relating to the Project or by PIDA under this Agreement, any of the Loan Documents, or under any other agreement between the IDC, the Industrial Occupant and PIDA, or for any other reason, including without limitation failure to complete the Project, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, or failure of PIDA to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required under each of the Loan Documents will be paid in full when due without any delay or diminution whatsoever.  Payments and additional sums required to be paid to PIDA under any of the Loan Documents shall be received by PIDA as net sums and the IDC, the Industrial Occupant agree to pay or cause to be paid all charges against or which might diminish such net sums.  The provisions of this Section shall not impair the ability of the IDC or the Industrial Occupant or any other persons to bring an independent action against PIDA with respect to any cause of action such person may have against PIDA.

Section 12.02.   Provisions Complementary.  The provisions of this Agreement shall be in addition to those of any other Loan Document.  All of such provisions shall be construed as complementary to each other.  Nothing contained herein shall prevent PIDA from enforcing any and all of such provisions in accordance with their respective terms.

Section 12.03.   Rights and Remedies.  The terms of all Loan Documents shall be liberally construed in favor of PIDA to effectuate the purposes hereof.  No delay or failure on the part of PIDA in exercising any right, power or privilege under any of the Loan Documents shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment, waiver, or discontinuance of steps to enforce such a right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.  The rights and remedies of PIDA under any of the Loan Documents are cumulative and concurrent and not exclusive of any rights or remedies which PIDA might otherwise have.  PIDA shall have the right at all times to enforce the provisions of each of the Loan Documents and all related documentation in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of PIDA in refraining from so doing at any time or times.  The failure of PIDA at any time or times to enforce PIDA’s rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of such Loan Documents or any such documentation, or as having in any way or manner modified or waived the same.

Section 12.04.   Writing Required.  Any permit, consent or approval of any kind or character on the part of PIDA under any of the Loan Documents, and any waiver of any provision or condition thereof, must be in writing and executed by PIDA and shall be effective only to the extent specifically set forth in such writing.

Section 12.05.   Duration of Covenants.  All covenants and agreements of the IDC and/or the Industrial Occupant, in any of the Loan Documents, or otherwise made in writing in connection herewith, shall survive and continue until the Loan is entirely paid and all of the obligations of the IDC and the Industrial Occupant hereunder have been entirely satisfied, unless a longer term is expressly provided for, in which event such longer term shall apply.

Section 12.06.   Pennsylvania Law to Govern.  Each of the Loan Documents shall be deemed to be contracts made under the laws of the Commonwealth of Pennsylvania and, for all purposes, shall be construed in accordance with the laws of such Commonwealth, including its statutes of limitations, but without regard to its rules regarding conflict of laws.

Section 12.07.   Counterparts.  Each of the Loan Documents may be executed in as many counterparts as may be deemed necessary and convenient and each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  All signatures need not appear on the same copy of any Loan Document.

Section 12.08.   PIDA Project Inspections Solely for PIDA’s Benefit.  It is understood and agreed that PIDA, its agents, servants, invitees and employees, may inspect the plans and specifications for the Project and enter the Premises and conduct such tests, surveys, examinations and inspections as it shall, from time to time, deem appropriate.  The IDC and the Industrial Occupant hereby acknowledge and agree (i) that such project inspections are solely for the protection and benefit of PIDA, and (ii) that PIDA, its agents, servants, invitees and employees, carry no responsibility whatsoever for the design or construction of the Project, its quality or the compliance or lack of compliance with the plans and specifications.

Section 12.09.   Setoff.  The IDC and the Industrial Occupant agree that the Commonwealth of Pennsylvania may set off the amount of any state tax liability or other debt of the IDC and the Industrial Occupant or their respective subsidiaries that is owed to the Commonwealth and not being contested on appeal against any payments due the IDC and the Industrial Occupant under this or any other contract with the Commonwealth.

Section 12.10.   Contractor Responsibility.  Included in and made a part of this Agreement is Exhibit B, a clause pertaining to Contractor Responsibility.

Section 12.11.   Contractor Integrity.  The IDC and the Industrial Occupant each represent, warrant and covenant that it currently has no interest and shall not acquire any interest, direct or indirect, which would conflict in any manner or degree with the performance of its obligations hereunder.  Included in and made a part of this Agreement is Exhibit C, a clause pertaining to Contractor Integrity.

Section 12.12    Americans with Disabilities Act.  Included in and made a part of this Agreement is Exhibit D, a clause pertaining to compliance with the Americans with Disabilities Act.

Section 12.13.   Successors and Assigns.  This Agreement and each of the Loan Documents shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of PIDA and the IDC and the Industrial Occupant.  Although PIDA has no present intention to convey, pledge or otherwise assign its rights under the Loan Documents, it may nevertheless do so in whole or in part without notice to any person (including, without limitation, the IDC and the Industrial Occupant).  The IDC and the Industrial Occupant have no right to assign any of their rights or obligations hereunder or under any of the Loan Documents without the prior written consent of PIDA, and any such assignment without the prior written consent of PIDA shall be void. The IDC and the Industrial Occupant and PIDA intend that no person shall have any claim or interest under this Agreement or right of action hereunder.

Section 12.14.   Notices.  Notices required hereunder, or any correspondence concerning this Agreement shall be directed to the following addresses and shall be deemed properly given (a) if delivered by hand, (b) if sent by certified mail, return receipt requested, postage prepaid, or by recognized overnight courier service (including, without limitation, Federal Express or United Parcel Service overnight service), charges prepaid; or (c) if sent by facsimile, with a copy sent by first class U.S. Mail, postage prepaid.

To PIDA:	THE PENNSYLVANIA INDUSTRIAL DEVELOPMENT AUTHORITY
c/o Department of Community and Economic Development
Commonwealth Keystone Building
400 North Street, Fourth Floor
Harrisburg, PA 17120
FAX: (717) 772-2890
Attention: Executive Director

To the IDC:	PIDC FINANCING CORPORATION
2600 Centre Square, 1500 Market Street
Philadelphia, Pennsylvania 19102-2126
Attention: Senior Vice President

To Industrial:	LANNETT COMPANY, INC.
Occupant	9000 State Road
Philadelphia, Pennsylvania 19136
Attention: President

Notices and communications hereunder shall be deemed sufficiently given when dispatched pursuant to the foregoing provisions.  Notices and communications delivered by hand shall be effective upon receipt; notices and communications sent by fax, with a copy by first class U.S. Mail, shall be effective upon dispatch; notices and communications sent by recognized overnight courier service shall be effective on the business day following dispatch; and notices sent by certified mail shall be effective on the third business day following dispatch.  The parties hereto may, by a notice given hereunder, designate any further or different addresses to which any subsequent notice or communication hereunder shall be sent.

Section 12.15.   Severability.  If any provision hereof or of the Loan Documents is found by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction, it shall be ineffective as to such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision as to such jurisdiction to the extent it is not prohibited or unenforceable, nor invalidate such provision in any other jurisdiction, nor invalidate the other provisions of the Loan Documents, all of which shall be liberally construed in favor of PIDA in order to effect the provisions of this Agreement.  Notwithstanding anything to the contrary herein contained, the total liability of the IDC and the Industrial Occupant for payment of interest pursuant hereto shall not exceed the maximum amount, if any, of such interest permitted by applicable law to be contracted for, charged or received, and if any payments by the IDC or the Industrial Occupant to PIDA include interest in excess of such a maximum amount, PIDA shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to the IDC or the Industrial Occupant, as appropriate; provided that, to the extent permitted by applicable law, in the event the interest is not collected, is applied to principal or is refunded pursuant to this sentence and interest thereafter payable pursuant hereto shall be less than such maximum amount, then such interest thereafter so payable shall be increased up to such maximum amount to the extent necessary to recover the amount of interest, if any, theretofore uncollected, applied to principal or refunded pursuant to this sentence.  Any such application or refund shall not cure or waive any Event of Default.  In determining whether or not any interest payable under the Loan Documents exceeds the highest rate permitted by law, any nonprincipal payment (except payments specifically stated to be “interest”) shall be deemed, to the extent permitted by applicable law, to be an expense, fee, premium or penalty rather than interest.

Section 12.16.   Consent to Jurisdiction.  The IDC and the Industrial Occupant each hereby irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Agreement or the Loan Documents may be brought in any federal or state court located in or whose district includes Harrisburg, Pennsylvania or the county wherein the Project is located and consent to the jurisdiction of such court in any such suit, action or proceeding, and (b) waive any objection which they may have to the laying of venue of any such suit, action or proceeding in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  The IDC and the Industrial Occupant each hereby irrevocably consent to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to the IDC or the Industrial Occupant at its respective address provided under or pursuant to Section 12.14.  The IDC and the Industrial Occupant each agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  All mailings under this section shall be by certified or registered mail, return receipt requested.  Nothing in this section shall affect the right of PIDA to serve legal process in any other manner permitted by law or affect the right of PIDA to bring any suit, action or proceeding against the IDC or the Industrial Occupant or their respective property in the courts of any other jurisdiction.

Section 12.17.   Defined Terms.  In each of the Loan Documents, unless otherwise indicated, (i) defined terms may be used in the singular or the plural and the use of any gender includes all genders, (ii) the words, “hereof”, “herein”, “hereto”, “hereby” and “hereunder” refer to the particular Loan Document in which they occur in such document’s entirety, (iii) the term, the “Loan Documents”, and the words, “thereof”, “therein”, “thereto”, “thereby” and “thereunder” refer to all the Loan Documents, taken together as a whole, (iv) all references to particular Articles, Sections or Paragraphs are references to the particular Article, Section or Paragraph of the particular Loan Document in which such references occur, and (v) the IDC shall be referred to as Contractor in Exhibits A, B, C, D and F.

Section 12.18.   Incorporation by Reference.  All exhibits to this Agreement and the terms of all Loan Documents shall be incorporated herein by reference as though expressly set forth herein.  The IDC and the Industrial Occupant each agree to be bound as the “Contractor” under the provisions of the exhibits to this Agreement.

Section 12.19.   Descriptive Headings.  Descriptive headings of the several Articles and Sections of each of the Loan Documents are intended for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 12.20.   Further Assurances.  The IDC and the Industrial Occupant from time to time, shall execute such further instruments as PIDA may reasonably request to further confirm and assure the interests and rights created or intended to be created in favor of PIDA hereunder or under the Loan Documents.

Section 12.21.   Right-To-Know Law.   Included in and made a part of this Agreement is Exhibit “F”, a clause pertaining to compliance with the Pennsylvania Right-To-Know Law.

Section 12.22.   Complete Agreement.  The Loan Documents constitute the entire agreement between PIDA and the IDC and the Industrial Occupant with respect to the Project and the Loan.  The Loan Documents supersede and replace all prior agreements related to the subject matter thereof including, without limitation, the Commitment, except to the extent such prior agreements are expressly incorporated by reference or otherwise referred to.  This Agreement, the Premises Agreement and the Assignment, may be modified or amended only by a written instrument duly executed by PIDA, the IDC and the Industrial Occupant.  Each of the remaining Loan Documents may be modified only by a written instrument duly executed by PIDA and the remaining parties to the particular Loan Document.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ATTEST:	THE PENNSYLVANIA INDUSTRIAL
DEVELOPMENT AUTHORITY

/s/ Evelyn C. Deardorff	By	/s/ Kevin Rowland
Assistant Secretary		Administrator

(CORPORATE SEAL)

ATTEST:	PIDC FINANCING CORPORATION

/s/ Teresa A. DeMussis	By	/s/ Paul J. Deegan
Assistant Secretary		Senior Vice President

(CORPORATE SEAL)

ATTEST:	LANNETT COMPANY, INC.

/s/ Arthur P. Bedrosian	By	/s/ Keith R. Ruck
President		Chief Financial Officer